Exhibit 16


October 4, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:



We have read the statements made by World Monitor Trust II - Series D (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Trust's Form 8-K report dated October 1, 2004. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,





/ s / PricewaterhouseCoopers LLP


cc:    Ms. Maureen Howley
          Senior Vice President & Chief Financial Officer
         Preferred Investment Solutions Corp.
         Two American Lane
         Greenwich, CT 06831